Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F- (732) 395-4401

December 6, 2023

111 Broadway Suite 807 New York, NY 10006 T - (212) 417-8160 F - (212) 417-8161

Creatd, Inc. 419 Lafayette Street 6th Floor New York, NY 10003	www. lucbro.com

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you, Creatd, Inc. (the “Company”), a Nevada corporation, in connection with the preparation and filing of a registration statement on Form S-1 (File No. 333-275670) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). The Company is filing the Registration Statement in connection with the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by certain selling stockholders of up to (i) 40,075,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) (the “Selling Stockholders Shares”); (ii) 22,321,250 shares of Common Stock underlying warrants (“Selling Stockholder Warrants”) to purchase shares of Common Stock (the “Selling Stockholder Warrant Shares”); and (iii) 20,319,438 shares of Common Stock (the “Selling Stockholder Note Shares”) underlying certain convertible promissory notes (“Selling Stockholder Notes”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the certificate of incorporation of the Company, as amended to date; (b) the bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

(i)	The Selling Stockholder Shares, having already been issued, are validly issued, fully paid and non-assessable;

(ii)	The Selling Stockholder Warrant Shares, have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by the Company upon exercise of the Selling Stockholder Warrants against payment therefor as set forth therein and as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; and

(iii)	The Selling Stockholder Note Shares, have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by Company upon conversion of the Selling Stockholder Notes as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We are opining herein as to the Chapter 78 of the Nevada Revised Statutes of the State of Nevada, and we express no opinion with respect to any other laws. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP